Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

BIOCLINICAL GROUP, INC.

FIRST. The name of the Corporation is BioClinical Group, Inc.

SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 7,000,000 shares, $.01 par value per share of which 5,000,000 shares shall be Common Stock and 2,000,000 shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH. The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Kenneth A. Hoxsie	c/o Hale and Dorr
60 State Street
Boston, Massachusetts 02105

SIXTH. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualifies are as follows:

NAME	MAILING ADDRESS

Jerome Goldstein	282 Buckminster Road
Brookline, Massachusetts 02146

Marlene Kaplan Goldstein	282 Buckminster Road
Brookline, Massachusetts 02146

SEVENTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.             Election of directors need not be by written ballot.

2.             The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, also on this corporation.

NINTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director or officer which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director or officer and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,”

as amended from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines;” and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

TENTH. The Corporation reserves the right to amend, alter, change or deal any provision contained in this Certificate of Incorporation, in the now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED at Boston, Massachusetts, on November 5, 1981.

/s/ Ken A. Hoxsie
Incorporator

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CHARTER

BioClinical Group, Inc. organized under the laws of Delaware, the certificate of incorporation of which was filed in the Secretary of State on the 9th day of November 1981 and the office of the Recorder of Deeds for New Castle County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.             The name of this corporation is BIOCLINICAL GROUP, INC.

2.             The registered office in the State of Delaware is located at 100 West Tenth Street, City of Wilmington ZIP CODE 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company, same address as above.

3.             The date when the restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4.             This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A. D. 1983, at which time the charter became inoperative and void for non-payment of taxes and this certificate for renewal and survival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Jerome Goldstein the last and acting President, and Marlene Kaplan Goldstein, the last and acting Secretary of BioClinical Group, Inc., have hereunto set their hands to this certificate this 6th day of December 1983.

/s/ Jerome Goldstein
LAST AND ACTING PRESIDENT
ATTEST:
/s/ Marlene Kaplan Goldstein
LAST AND ACTING SECRETARY

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BIOCLINICAL GROUP, INC.

Pursuant to Section 242 of the
CORPORATION LAW OF THE STATE OF DELAWARE

BIOCLINICAL GROUP, INC. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that (a) the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable; (b) the stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware; and (c) the capital of the Corporation will not be reduced under or by reason of this amendment.

The resolution setting forth the amendment is as follows:

RESOLVED:                               That Article FIRST of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following Article FIRST is interested in lies thereof:

“FIRST.  The name of the corporation is Advanced Magnetics, Inc.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to be signed by its President and attested by its Secretary this 29th day of November, 1983.

ATTEST:		ADVANCED MAGNETICS, INC.

	/s/ Marlene Kaplan Goldstein	By: /s/ Jerome Goldstein
	Marlene Kaplan Goldstein,	Jerome Goldstein,
	Secretary	President

CERTIFICATE OF CHANGE OF ADDRESS OF
REGISTERED OFFICE AND OF REGISTERED AGENT
PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

To:	DEPARTMENT OF STATE
Division of Corporations
Townsend Building
Federal Street
Dover, Delaware 19903

Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

1.             The name of the agent is: The Corporation Trust Company

2.             The address of the old registered office was:

100 West Tenth Street, Wilmington, Delaware 19801

3.             The address to which the registered office is to be changed is:

Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

The new address will be effective on July 30, 1984.

4.                                       The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.

THE CORPORATION TRUST COMPANY

(Name of Registered Agent)

By /s/ Virginia Colvell
(Vice-President)

ATTEST	By /s/ Derek North
(Assistant Secretary)

CERTIFICATE OF AMENDMENT
OF

CERTIFICATE OF INCORPORATION
OF
ADVANCED MAGNETICS, INC.

Pursuant to Section 242 of the
CORPORATION LAW OF THE STATE OF DELAWARE

ADVANCED MAGNETICS, INC. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that (a) the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable; and (b) the stockholders of the Corporation duly approved said proposed amendment by written action of stockholders in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and prompt written notice was given to those shareholders who did not consent in writing to such amendment.

The resolution setting forth the amendment is as follows:

RESOLVED:                               That paragraph (A) of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following paragraph (A) of Article FOURTH is inserted in lieu thereof:

“FOURTH.                                     (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 12,000,000, $.01 par value per share, of which 10,000,000 shares shall be Common Stock and 2,000,000 shares shall be Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to be signed by its President and attested by its Assistant Secretary this 23rd day of April, 1986.

ATTEST:		ADVANCED MAGNETICS, INC.

	/s/ Ellen B. Corenswet	By: /s/ Jerome Goldstein
	Ellen B. Corenswet,	Jerome Goldstein,
	Assistant Secretary	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ADVANCED MAGNETICS, INC.

Pursuant to Section 242 of the General
CORPORATION LAW OF THE STATE OF DELAWARE

ADVANCED MAGNETICS, INC. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that (a) the Board of Directors duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable; and (b) at the Annual Meeting of Stockholders on February 3, 1987, the stockholders of the Corporation duly adopted said proposed amendment in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation is hereby amended to add the following Articles ELEVENTH and TWELFTH:

ELEVENTH: (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether initiated by or in the right of the Corporation or by a third party (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director,’ officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or n any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (in the case of any such amendment, only to the extent that such amendment either (i) permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment or (ii) prohibits or limits any of the indemnification rights previously set forth in said law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except with respect to a proceeding under paragraph (C) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall include the right to be paid by Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(B)           Indemnification or advancement of expenses pursuant to paragraph (A) of this Article shall be made no later than 45 days after receipt by the Corporation of the written request of the claimant, unless a determination is made that the claimant has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Any such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who are not parties to such proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a majority of disinterested directors so directs, by independent legal counsel in a written opinion.

(C)           If a claim under paragraph (A) of this Article is not paid in full by the Corporation within the 45-day period specified in paragraph (B), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to force a claim for expenses incurred in defending any proceeding in advance of the final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D)          If a claimant is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the claimant for the portion of such expenses, judgments, fines or penalties to which such claimant is entitled.

(E)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Without limiting the generality of the foregoing, the Corporation, acting through its Board of Directors, may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

(F)           The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(G)           Without the consent of a person entitled to the indemnification and other rights provided in this Article (unless otherwise required by the Delaware General Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person’s rights with respect to the period prior to such amendment.

(H)          If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, or if substantially all of the assets or stock of the Corporation is acquired by any other corporation, or in the event of any other similar reorganization involving the Corporation, the Board of Directors of the Corporation or the board of directors of any corporation assuming the obligations of the Corporation shall assume the obligations of the Corporation under this Article, through the date of such merger, consolidation or reorganization, with respect to each person who was entitled to indemnification rights under this Article as of such date.

TWELFTH: To the fullest extent permitted by Delaware law, as it may be amended from time to time, a director of the Corporation shall not be liable to any Corporation or its stockholders for monetary damages for breach of fiduciary as a director.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be to affixed and this Certificate of Amendment to be signed by its President attested by its Secretary this 3rd day of February, 1987.

ATTEST:		ADVANCED MAGNETICS, INC.

	/s/ Marlene Kaplan Goldstein	By: /s/ Jerome Goldstein
	Marlene Kaplan Goldstein,	Jerome Goldstein,
	Secretary	President

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ADMAG Securities Corp.
(a Massachusetts corporation)

INTO

Advanced Magnetics, Inc.
(a Delaware corporation)

Advanced Magnetics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the Corporation was incorporated on the 9th day of November, 1981, pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Corporation owns all of the outstanding shares of each class of the stock of ADMAG Securities Corp., a corporation incorporated on the 6th day of June, 1986 pursuant to the General Laws of the Commonwealth of Massachusetts.

THIRD:  That the Board of Directors of the Corporation, at a meeting duly held on the 13th day of November, 1990, duly adopted the following resolutions:

RESOLVED:                               That, pursuant to Section 253 of the General Corporation Law of the State of Delaware and Chapter 156B, Section 82 of the Massachusetts General Laws, the Corporation is hereby authorized to merge ADMAG Securities Corp., a corporation organized under the laws of the Commonwealth of Massachusetts which is a wholly-owned subsidiary of the Corporation, into the Corporation.

FURTHER

RESOLVED:                               That the President and Secretary of the Corporation be, and hereby are, authorized to (i) execute a Certificate of Ownership and Merger merging ADMAG Securities Corp., into the Corporation and to cause the same to be filed with the Secretary of state of the State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, (ii) execute Articles of Merger of Parent and Subsidiary Corporation merging ADMAG Securities Corp. into the corporation and to cause the same to be filed with the Secretary of State of Commonwealth of Massachusetts and (iii) to take all such other actions and to execute all such other instruments and agreements as they or any of them may deem appropriate to effect such merger.

FURTHER

RESOLVED:                               That the merger of ADMAG Securities Corp. into the Corporation shall become effective on November 30, 1990.

IN WITNESS WHEREOF, Advanced Magnetics, Inc. has caused this Certificate to be signed by Jerome Goldstein as President and attested by Marlene Kaplan Goldstein as Secretary, this 29th day of November, 1990.

ADVANCED MAGNETICS, INC.

	By:	/s/ Jerome Goldstein
ATTEST:

/s/ Marlene Kaplan Goldstein
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ADVANCED MAGNETICS, INC.

ADVANCED MAGNETICS, INC., a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the Certificate of Incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 10,000,000 shares of Common Stock of the par value of $.01 per share to 15,00,000 shares of Common Stock of the par value of $.01 per share so that, as amended, said Article shall read as follows:

FOURTH. (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 17,000,000, $.01 par value per share, of which 15,000,000 shares shall be Common stock and 2,000,000 shares shall be Preferred Stock.

SECOND. The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to be signed by its President and attested by its Secretary this 6th day of March, 1992.

ATTEST:		ADVANCED MAGNETICS, INC.

	/s/ Marlene Kaplan Goldstein	By: /s/ Jerome Goldstein
	Marlene Kaplan Goldstein,	Jerome Goldstein,
	Secretary	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ADVANCED MAGNETICS, INC.

Advanced Magnetics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That Article Fourth of the Corporation’s Certificate of Incorporation is amended by deleting the provisions of such Article Fourth and inserting the following provisions in lieu thereof:

“FOURTH:  (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is 27,000,000 shares, $.01 par value per share, of which 25,000,000 shares shall be Common Stock and 2,000,000 shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitation and restrictions stated in this Certificate of Incorporation to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitation granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND:  The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Jerome Goldstein, its Chief Executive Officer this 8th day of February, 2006.

ADVANCED MAGNETICS, INC.

By:	/s/ Jerome Goldstein
Jerome Goldstein